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Exhibit 32.1

SECTION 1350 CERTIFICATION

        Each of the undersigned hereby certifies that, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Liberate Technologies, that this amended annual report on Form 10-K/A fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the report fairly presents, in all material respects, the financial condition and result of operations of Liberate Technologies.

Date: September 16, 2003	/s/ David Lockwood David Lockwood Chief Executive Officer
Date: September 16, 2003	/s/ Gregory S. Wood Gregory S. Wood Chief Financial Officer

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  Exhibit 32.1
SECTION 1350 CERTIFICATION